SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

THE CASH MANAGEMENT TRUST OF AMERICA
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

COMPUTERSHARE FUND SERVICES

AMERICAN FUNDS/WO#20105: TOUCH-TONE TELEPHONE VOTING SCRIPT
"AMERICAN FUNDS"
CARD TYPE: NONSMART CARD (ONE FUND PER CAMPAIGN) / REGULAR VOTING
EXPECTED MAIL DATE: 04/30/2009
MEETING DATE: Monday June 15, 2009

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-241-6192, THE SHAREHOLDER WILL HEAR:
"Welcome! Please enter the 14 digit number located in the shaded box on your proxy card."

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:
To proceed, please enter the 8 digit code located in the non-shaded box on your proxy card

WHEN THE SHAREHOLDER ENTERS THE CODE, HE/SHE WILL HEAR:
"This is the automated telephone proxy voting site for the Special Meeting of Shareholders of
The Cash Management Trust of America and The U.S. Treasury Money Fund of America."

"Proposal 1: To vote FOR, press 1. AGAINST, press 9. ABSTAIN, press 0."

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON ALL PROPOSALS, HE/SHE WILL HEAR:
"To hear how you have voted, press 1." "To cancel your vote, press 2." "To save how you have voted, press 3."

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:
"Your vote will be saved automatically should you decide to hang up during vote playback."
"Your vote has been cast as follows (vote for each proposal(s) and or holding(s) are given)."
"To hear how you have voted, press 1." "To cancel your vote, press 2." "To save how you have voted, press 3."

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:
"Your vote has been canceled." "If you would like to vote another proxy card, press 1 now." "To end this call, press 0 now."

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:
"Your vote has been saved." "If you would like to vote another proxy card, press 1 now." "To end this call press 0 now."

If the shareholder elects to vote another proxy, he/she is returned to the above speech
"Welcome! Please enter the 14 digit number located in the shaded box on your proxy card."

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:
"Thank you for voting."
Call is terminated.

Mutual Funds Regular Outbound Call Flow
"Hello, I'm trying to reach <s/h name>.  Is he/she available?   My name is ____ and I'm calling on a recorded line regarding your investment in the <fund name>.
We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if
you   "would have any objections to voting along  with the recommendations of the Fund's Board?"

NO			YES
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| | | |		< Use Appropriate Rebuttal > Would you have any objections to voting along with the recommendations of the Fund's Board?
|
| | | |	------------------------------------------------------------------- | | |	Shareholder Agrees to Vote		Shareholder Declines to vote
|	|			|
I am recording your <   >_vote and will send you a printed confirmation to (address).  For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?
|
|
|
|
| | | | | | |
|				|
Thank you for your time and your vote Mr./Mrs. ________ have a good ___!
I would like to leave you with our toll free number, do you have a pen and paper handy?  If you could take a brief moment, to quickly vote your shares over the phone, please call  <Inbound Toll Free>.
Your participation would be greatly appreciated.  Thank you for your time.  Have a good day/evening.

Hello, I'm trying to reach <s/h name>.  Is he/she available?   My name is ____ and I'm calling on a recorded line regarding your investment in the <fund name>.  We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if you   would have any objections to voting along  with the recommendations of the Fund's Board?"

Alternate Introduction Call Flows:

IF Investment is in a Trust:
My name is ____ and I'm calling on a recorded line regarding the investment in the <fund name> held in < Trust Name > for which you are listed as Trustee.

IF Investment is in a Custodial Acct for a Minor:
My name is ____ and I'm calling on a recorded line regarding the investment in the <fund name> you control as custodian for < name of minor >.

IF Investment is held by an Association or Club:
My name is ____ and I'm calling on a recorded line regarding the investment in the <fund name> held in < Association / Club Name > for which you are listed as contact.

IF Investment is in a Company Name: .
My name is ____ and I'm calling on a recorded line regarding the investment in the <fund name> held by < Company's Name > for which you are listed as contact.

IF Investment is in 401 K / Pension Plan held by Company Name:
My name is ____ and I'm calling on a recorded line regarding the investment in the <fund name> held the < Company's Name >
< 401 K / Pension Plan > for which you are listed as contact person.

MUTUAL FUND REBUTTALS

SH states ……	Response
“My spouse takes care of it.”
I understand Mr./Mrs. Is your wife/husband available to speak with me?

(If wife/husband is unavailable)
CSR: “ Mr./ Mrs. Your vote is very important to the fund, as your wife/husband is unavailable, I would be more than happy to assist you with voting by reviewing the proposals.  This would only take a brief moment of your time.”

“I don’t know how to vote … ” “I don’t know the proposals…”

The Fund’s board has reviewed ( each / the ) proposal and believe the proposals are in the best interest of the fund and its shareholders.  The Board is recommending shareholders <vote recommended by Board> the proposal(s). Would you have any objections to voting along with the recommendations of your Board?

I would be happy to review the proposals with you.  (read briefly paragraph if shareholder wants the proposals reviewed at this point).

"My broker takes care of it "

I understand that your Broker may help you choose the funds, however certain proposals for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposals quickly for you now if you wish.

“I don’t have the time right now …”

I understand Mr. / Mrs. / Miss ……….., however, your vote is very important.  Voting now will only take a brief moment of your time. Would you have any objections to voting along with the recommendations of the Fund’s Board?

“I don’t have enough shares to vote …..”

Mr. / Mrs. / Miss. … every vote is important to the fund and helps bring the fund a step closer to holding the meeting.  If not enough votes are received, the shareholder meeting may have to be adjourned.  Would you have any objections to voting along with the recommendations of the Fund’s Board?

“I sold my shares / I no longer own shares in that Fund”

I understand, however you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you have any objections to voting along with the recommendations of the Fund’s Board?

SH states ……	Response
"I've already mailed in my proxy"

1. If the shareholder's vote shows as ‘Tabulator Received’ or as Voted in Proxy 01, then simply thank them for voting and disposition as HAS.

2. If the shareholder’s vote does not yet show in Proxy 01 then continue ……
“Thank you for voting.  Our records indicate that your vote has not yet been updated in our system.  If you wish, I can record your vote for you now and send you a printed confirmation to confirm your vote has been recorded.”

If s/h says “Yes”, then continue by asking for the vote as per the script:

“The Fund’s Board is recommending shareholders vote < Vote recommended> the proposals.  Would you have any objections to voting along with the recommendations of the Board?”

“The meeting date is so far away, there is plenty of time – I’ll vote later”

I understand.  We were calling today because the Fund’s Board would like to hear from all shareholders on this matter. Your Fund has asked us to call to offer you the convenience of voting over the phone, which makes the voting process much easier and faster.

The Fund’s Board has reviewed the proposal(s) and is recommending that shareholders vote
< vote recommended by Board > because they believe the proposal(s) are in the best interest of the Fund and its shareholders.

Would you like to vote along with the recommendations of the Board?

After asking 'Would you have any objections to voting along with the recommendations of your Board?' – if the shareholder simply says ‘Yes’.

Do NOT at this point ask 'Do you want to vote against or simply not vote?'.

Respond as below:

The Fund’s Board has reviewed each proposal and is recommending that shareholders vote FOR the proposal(s) because they believe the proposals are in the best interest of the Fund and its shareholders. Would you like to vote along with the recommendations of the Board?

SH States …	Response
“Why are you calling me?” # 1

<Fund name> has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back, so we’re calling to encourage you to vote your shares.  Mr. / Mrs. / Miss  … Would you have any objections to voting along with the recommendations of the Fund’s Board?

“Why are you calling me?” # 2 (to use if the first answer does not satisfy the shareholder).

The Fund’s Board would like to hear from all shareholders on this matter and your Fund has asked us to call to offer you the convenience of voting over the phone.  This makes your voting process much easier and faster.  Mr. / Mrs. / Miss  … Would you have any objections to voting along with the recommendations of the Board?

“I don’t want to vote” or “I never vote …”

Mr. / Mrs. / Miss. …. Your vote is very important to the fund. A certain percentage of votes must be received before the meeting can be held.  Would you have any objections to voting along with the recommendations of the Fund’s Board?

“I don't accept these types of calls.”

I am sorry for any inconvenience and would be more than happy to add you to our internal Do Not Call List, However, I did want to let you know that this call is in regards to your current investment in the < Fund name > and we are simply calling to advise you of a shareholders meeting and are asking if you would like to register your vote?

“How many votes do you still need?”

I have limited information on that. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would have any objections to voting along with the recommendations of the Fund’s Board?

“Is there strong opposition to the Board’s recommendation?

Not to my knowledge. We are just calling because not enough votes have been received to hold the meeting and so we are calling to ask if you’d like to vote along with the recommendations of the Fund’s Board?

“I’ve never received a call like this before”

I see. This has become a standard in the industry, and the proxy statement that was sent to you, mentions that if your vote is not received, you may receive a call offering you the convenience of voting by telephone.   The Fund’s Board is recommending shareholders vote in favor for the proposals.   Would you have any objections to voting along with the recommendations of the Board?